EXHIBIT 99.1

SPARK NETWORKS® ANNOUNCES APPOINTMENT OF NEW CFO

BEVERLY HILLS, Calif. – November 27, 2007—Spark Networks, Inc. (AMEX:LOV), a leading provider of online personal networks, today announced today it will transition its Chief Financial Officer.

Spark’s current Chief Financial Officer, Mark Thompson, will leave the company in January 2008 and join a Bay Area-based venture capital group. Mr. Thompson has resided in the Bay Area for many years and has been commuting to Spark’s Beverly Hills headquarters for almost three years. Mr. Thompson will continue to be employed by Spark until he transitions to his new position.

Brett Zane, currently Chief Financial Officer of Lindora Incorporated will join Spark Networks on December 20, 2007 and become Spark’s Chief Financial Officer. Prior to Lindora, Mr. Zane was Chief Financial Officer of Action Media Holdings LLC, Liberman Broadcasting Incorporated and Logex Corporation. Mr. Zane was previously an Analyst in Prudential Securities Mergers and Acquisitions Department. He is a graduate of the Wharton School and holds an MBA from the Anderson School.

About Spark Networks, Inc.:

The Spark Networks portfolio of online personals communities includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com). More information can be found on the Company’s website at: www.spark.net.

For More Information

Media:	Gail Laguna
+ 1-323-836-3000 ext. 4402

Investors:	Mark Thompson
+ 1-323-836-3000 ext. 4015